UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2017

INNOVIVA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-30319 (Commission File Number)	94-3265960 (I.R.S. Employer Identification Number)

2000 Sierra Point Parkway
Brisbane, California 94005
(650) 238-9600

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 20, 2017, Innoviva, Inc., a Delaware corporation (the “Company”), held its Annual Meeting of Stockholders (the “Annual Meeting”).  Set forth below are the proposals voted upon at the Annual Meeting, and the preliminary voting results received from IVS Associates, Inc. (“IVS”), the independent inspector of elections for the Annual Meeting.  These results are preliminary only and are subject to change based on the certification of the final voting results by IVS.  The Company will file an amendment to this Current Report on Form 8-K to disclose the final voting results within four business days after receiving IVS’s final certified report.

As of the close of business on February 24, 2017, the record date for the Annual Meeting, 109,201,168 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), were outstanding and entitled to vote.  Based on the preliminary results from IVS, at least 100,275,103 shares of Common Stock were voted in person or by proxy at the Annual Meeting, representing 91.83 percent of the shares entitled to be voted.

Proposal 1:           Election of Directors.

Based on the preliminary results from IVS, the Company’s stockholders elected the following nominees, constituting the Company’s full slate of nominees, to serve on the board of directors (the “Board of Directors”) until the next annual meeting of stockholders and until their successors have been duly elected or appointed: Michael W. Aguiar, Barbara Duncan, Catherine J. Friedman, Patrick G. LePore, Paul Pepe, James L. Tyree and William H. Waltrip. The preliminary tabulation from IVS of voting results for the election of directors and other proposals presented at the Annual Meeting is as follows:

Board of Directors Nominees:

Director	Votes For	Votes Withheld
Michael W. Aguiar	52,348,840	314,254
Barbara Duncan	99,630,634	644,469
Catherine J. Friedman	99,664,160	610,943
Patrick G. LePore	99,675,708	599,395
Paul Pepe	52,329,951	333,143
James L. Tyree	99,662,445	612,658
William H. Waltrip	52,330,709	332,385

Sarissa Capital Domestic Fund LP and certain of its affiliates (together, “Sarissa”) Nominees:

Director	Votes For	Votes Withheld
George W. Bickerstaff, III	47,609,581	2,428
Jules Haimovitz	31,412,005	16,200,004
Odysseas Kostas, M.D.	47,608,172	3,837

Proposal 2:           Advisory Vote to Approve Named Executive Officer Compensation.

Based on the preliminary results from IVS, the Company’s stockholders approved on a non-binding, advisory basis the compensation paid to the Company’s named executive officers, as disclosed in the Company’s definitive proxy statement on Schedule 14A filed with the United States Securities and Exchange Commission on March 22, 2017 (the “Proxy Statement”).

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
52,938,791	46,784,995	551,317	—

Proposal 3:           Advisory Vote on the Frequency of the Advisory Vote to Approve Named Executive Officer Compensation.

Based on the preliminary results from IVS, the Company’s stockholders approved on a non-binding, advisory basis that the non-binding, advisory vote on the compensation paid to the Company’s named executive officers shall occur once every year.

Votes For One Year	Votes For Two Years	Votes For Three Years	Abstain
99,339,624	39,682	264,254	631,543

Proposal 4:           Ratification of Appointment of Ernst & Young LLP.

Based on the preliminary results from IVS, the Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
99,233,511	473,164	568,428	—

Proposal 5:           Stockholder Proposal on Repeal of New Bylaws.

At the Annual Meeting, representatives of Sarissa withdrew Sarissa’s stockholder proposal regarding the repeal of any provision of the Company’s Amended and Restated Bylaws adopted without stockholder approval following February 6, 2017. Therefore, such stockholder proposal was not presented for a vote at the Annual Meeting.

Item 8.01 Other Events.

On April 20, 2017, several Sarissa entities filed a Verified Complaint Pursuant to Section 225 of the Delaware General Corporation Law and for Specific Performance in the Delaware Court of Chancery, captioned Sarissa Capital Domestic Fund LP, et al. v. Innoviva, Inc., C.A. No. 2017-0309-JRS (the “Specific Performance Litigation”). Sarissa alleges that it had entered into a binding agreement to settle its proxy contest in exchange for the inclusion of each of George W. Bickerstaff, III and Odysseas Kostas, M.D. on the Company’s Board of Directors. Sarissa seeks specific performance of the alleged agreement. With the complaint, Sarissa also filed a Motion for Entry of Status Quo Order, which seeks, among other things, to prevent the Company from engaging in any action outside the ordinary course of business without first giving Sarissa ten (10) business days’ notice until the Specific Performance Litigation is resolved. The Company believes the Specific Performance Litigation is without merit and intends to defend it vigorously.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVIVA, INC.

Date: April 26, 2017	By:	/s/ Eric d’Esparbes
Eric d’Esparbes
Chief Financial Officer